Gordon, Hughes & Banks, LLP
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www.ghbcpa.com

May 12, 2006

Securities and Exchange Commission
100F Street North East
Washington, DC, 20549

Dear Sirs:

Re: ACRO Inc.
(formerly Medina International Corp.)
File Ref. No. 000-50482

We have read Medina International Corp.'s statements included under Item 4 of its Form 8-K dated May 1, 2006, and we agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

Gordon Hughes & Banks, LLP

Gordon, Hughes & Banks, LLP